United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2019

DIAMOND HILL INVESTMENT GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio	000-24498	65-0190407
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

325 John H. McConnell Blvd., Suite 200, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)
Registrant's Telephone Number, Including Area Code: (614) 255-3333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock	DHIL	NASDAQ Stock Exchange

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Executive Officer

On July 5, 2019, Diamond Hill Investment Group, Inc. (the “Company”) appointed Heather E. Brilliant to serve as the Company’s President and Chief Executive Officer. Ms. Brilliant, age 42, previously served as Chief Executive Officer, Americas with First State Investments. Prior to that role, she spent almost 14 years with Morningstar where she served as Global Head of Equity & Credit Research before advancing to Chief Executive Officer, Morningstar Australasia. Earlier in her career, she held several roles analyzing both credit and equity at firms including Driehaus Capital Management, Coghill Capital Management, and Bank of America. Ms. Brilliant holds the Chartered Financial Analyst® (CFA) designation and is chair of the CFA Institute Board of Governors. She holds an MBA from the University of Chicago, and a Bachelor’s degree from Northwestern University.

In connection with Ms. Brilliant’s appointment, Christopher M. Bingaman will step down as the Company’s President and Chief Executive Officer. As has been previously disclosed, it is Mr. Bingaman’s desire to return full-time to his position as a portfolio manager for the Company, and he will do so when Ms. Brilliant’s employment begins.

There is no arrangement or understanding between Ms. Brilliant and any other person pursuant to which Ms. Brilliant was selected as an executive officer. Ms. Brilliant has not been and is not proposed to be party to any transaction with the Company that would be reportable under Item 404(a) of Regulation S-K. Ms. Brilliant does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or an executive officer.

Employment Agreement

Also on July 5, 2019, the Company entered into an employment agreement with Ms. Brilliant (the “Agreement”). She is expected to commence employment during September 2019 (the “Effective Date”), and will also be appointed to the Company’s board of directors at that time. Ms. Brilliant will receive an annual base salary of $400,000 and will be eligible to receive annual cash and equity bonuses. She will also receive reimbursement for certain travel and other expenses and will receive insurance and fringe benefits at the levels available to all the Company’s employees. Within 30 days from the date of the Agreement, Ms. Brilliant will receive a one-time cash payment of $1,000,000. As long as she remains employed with the Company, Ms. Brilliant will receive a minimum bonus equal to at least the pro-rata portion of both (1) a $600,000 cash bonus and (2) a $1,150,000 equity bonus for the period from the Effective Date through December 31, 2019. Starting in 2020, Ms. Brilliant will be eligible to receive an annual target cash bonus of $600,000 and an annual target equity bonus of $1,150,000, provided that she remains employed with the Company and satisfies certain performance criteria established by the Company’s Compensation Committee.

In connection with the Agreement, the Compensation Committee will grant to Ms. Brilliant a restricted stock award with respect to the common shares of the Company having a value of $3,000,000 (the “Award”) on the grant date. This Award will be subject to a five-year cliff vesting schedule and Ms. Brilliant's continued employment with the Company.

If the Agreement is terminated due to Ms. Brilliant’s death or disability, subject to certain restrictions, she or her estate will be eligible to receive (1) her accrued but unpaid base salary, reimbursement of expenses and other benefits to which she would be entitled through the termination date (“Accrued Obligations”); (2) any annual cash incentive award for a completed year that has not yet been paid; and (3) a pro-rata portion of the Award.

If the Agreement is terminated without cause (as defined in the Agreement) or Ms. Brilliant resigns with good reason (as defined in the Agreement), she will be eligible to receive (1) the Accrued Obligations, (2) a single lump sum payment of her annual base salary, (3) a single lump sum payment equal to the sum of the annual cash and equity incentive payments made to Ms. Brilliant for the calendar year preceding termination of employment (or, for a termination occurring in 2019 or 2020, the annual target value of such annual cash and equity incentive payments); and (4) any annual cash incentive award for a completed year that has not yet been paid. If Ms. Brilliant is terminated for cause or resigns without good reason, Ms. Brilliant will be eligible to receive only the Accrued Obligations.

In addition, in the event that a change in control (as defined in the Agreement) occurs and, within six months prior or 24 months following such change in control Ms. Brilliant's employment is terminated by the Company or its successor without cause or Ms. Brilliant resigns with good reason, then Ms. Brilliant will receive, (1) the Accrued Obligations, (2) a single lump sum payment of her then annual base salary, (3) a single lump sum payment equal to the sum of the annual cash and equity incentive payments made to Ms. Brilliant for the calendar year preceding termination of employment (or, for a termination occurring in 2019 or 2020, the annual target value of such annual cash and equity incentive payments); (4) any annual cash incentive award for a completed year that has not yet been paid, (5) a single lump sum payment equal to a pro-rata portion of the sum of her target annual cash bonus and her target annual equity bonus, and (6) full vesting of the Award to the extent not previously vested in a change in control transaction.

The Agreement also contains customary non-competition, non-solicitation, confidentiality and non-disparagement covenants, both during, and for a period following termination of, Mr. Brilliant’s employment with the Company.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01    Other Events

On July 10, 2019, the Company issued a press release regarding Ms. Brilliant's appointment as Chief Executive Officer. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement between Heather E. Brilliant and Diamond Hill Capital Management, Inc. dated July 5, 2019
99.1	Press Release issued by Diamond Hill Investment Group, Inc. on July 10, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND HILL INVESTMENT GROUP, INC.

Date:	July 10, 2019	By:	/s/ Thomas E. Line
Thomas E. Line, Chief Financial Officer